SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2016

Bigfoot Project Investments Inc.

 (Exact name of Company as specified in its charter)

Nevada	333-209509	45-3942184
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
Bigfoot Project Investments, Inc. 570 El Camino Real NR-150 Redwood City, CA 94063
(Address of principal executive offices)
(415) 518-8494
(Company’s Telephone Number) With a copy to the Company’s legal counsel: Blair Krueger, Esq. Krueger LLP 7486 La Jolla Boulevard La Jolla, California 92037 (858) 405-7385

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

        . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Bigfoot Project Investments Inc.

Form 8-K

Current Report

Item 1.01 Entry into a Material Definitive Agreement.

Rescission and Release Agreement (the “Release”) by and among Bigfoot Project Investments, Inc. (the “Company”), Surf Financial Group, LLC (“Surf”) and William Hiney (“Hiney”)

On April 28, 2016, the Company entered into two separate agreements (the “Consulting Agreements”) with Surf and Hiney (collectively, the “Advisors”) to provide advisory services to the Company.  Compensation under each Consulting Agreement was contingent upon each Advisor’s performance for an initial six-month period expiring on October 27, 2016 (the “Initial Contingency Period”).

Specifically, under each Consulting Agreement, respectively, Surf and Hiney were required to provide management consulting, business development services, strategic planning, marketing and public relations.  During the initial six-month contingent period, each Advisor was required to provide its or his best efforts to provide the advisory services described in each Consulting Agreement; otherwise, the Company in its sole and absolute discretion could unilaterally cancel the Consulting Agreements at the end of the Initial Contingency Period and each Consulting Agreement would be automatically null and void thereby terminating entirely the Advisors’ right to compensation.  As compensation, under the Consulting Agreement the Company was to issue to the Advisors 4,000,000 shares and 1,000,000 shares, respectively, of restricted common stock, subject to rescission and redemption at the end of the Initial Contingency Period by the Company.

At the end of the Initial Contingency Period, the Board of the Company elected not to terminate the Consulting Agreements in the belief that the Advisors had performed all of their obligations during the Initial Contingency Period.  Thereafter, the Company, Surf and Hiney (collectively, the “Parties”) disputed their respective rights, obligations and liabilities under the Consulting Agreements and other matters.  As a result, in consideration for the Company’s issuance of 900,000 and 200,000 shares of restricted Common Stock to Surf and Hiney, respectively, in exchange for their consulting services, and for their mutual Release attached hereto as an Exhibit, the Parties released each other from any and all obligations in connection with the Consulting Agreements and otherwise for any and all claims whatsoever and terminated the Consulting Agreements effective upon execution of the Release.

Item 9.01 Exhibits

Exhibit 10.1 – Rescission and Release Agreement between the Company, Surf and Hiney

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bigfoot Project Investments, Inc.
Date: December 22, 2016	By: /s/ Tom Biscardi
Tom Biscardi
Chairman of the Board of Directors